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                                                                     Exhibit 4.2




                 COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT


       This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this "COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT") dated as of March 30, 2001, among KeyBank National Association, in its capacity as lender under the Bank Loan Agreement (as defined below; together with its successors and assigns, the "BANK"), Connecticut General Life Insurance Company, Life Insurance Company of North America, Massachusetts Mutual Life Insurance Company, The Travelers Insurance Company, The Guardian Life Insurance Company of America and Lincoln Life and Annuity Company of New York, in their capacities as the holders of the notes issued under the Note Purchase Agreements (as defined below; collectively, together with their respective successors and assigns, including future holders of Notes under the Note Purchase Agreements, the "NOTEHOLDERS"), and the Bank in its capacity as Collateral Agent hereunder (in such capacity, together with its successors and assigns in such capacity, the "COLLATERAL AGENT").

                                    RECITALS

       A. The Noteholders have purchased $35,000,000 of the Senior Notes of The Kroll-O'Gara Company, formerly known as The O'Gara Company (together with its successors and assigns, the "COMPANY") pursuant to the Noteholder Documents (as defined below). Certain Subsidiaries of the Company listed on ANNEX 1 hereto (the "NOTEHOLDER GUARANTORS"), have jointly and severally guaranteed the obligations of the Company under the Noteholder Documents.

       B. The Bank has made up to an aggregate of $40,000,000 of credit available to the Company and certain of its Affiliates, namely O'Gara-Hess & Eisenhardt Armoring Company, Kroll Holdings, Inc. and Kroll Associates, Inc. (collectively, the "CO-BORROWERS"; the Co-Borrowers, together with the Company, the "BORROWER"), pursuant to the Bank Documents (as defined below; together with the Noteholder Documents, the "CREDIT DOCUMENTS"). Certain Subsidiaries of the Borrower listed on ANNEX 2 hereto (the "BANK GUARANTORS", and together with the Noteholder Guarantors (including, without limitation, the Co-Borrowers), the "SUBSIDIARY OBLIGORS"), have jointly and severally guaranteed the obligations of the Borrower under the Bank Documents.

       C. The Company and the Subsidiary Obligors have granted to the Collateral Agent, for the benefit of the Secured Parties (as defined below), mortgage liens on and/or security interests in certain of their assets pursuant to the Security Documents (as defined below) to secure their obligations to the Secured Parties. The parties desire to enter into this Collateral Agency and Intercreditor Agreement to, among other things, appoint the Collateral Agent as collateral agent hereunder, to set forth the rights and duties of the Collateral Agent hereunder and

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under the Security Documents and to set forth the Secured Parties' respective rights with respect to the Collateral (as defined below).

       Therefore, in consideration of the mutual promises set forth herein and intending to be legally bound hereby, the parties agree as follows:

1. CERTAIN DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the following meanings:

       "ACCELERATION" means the acceleration of the maturity of any the obligations of the Company under the Note Purchase Agreements or of the Borrower under the Bank Loan Agreement.

       "ACCELERATION NOTICE" means a notice by a Secured Party of acceleration of the maturity of any Obligations owed to such Secured Party given by such Secured Party to the Collateral Agent and to the other Secured Parties.

       "ACTION NOTICE" has the meaning assigned to that term in Section 4.2 of this Collateral Agency and Intercreditor Agreement.

       "AFFILIATE" means any person, partnership, joint venture, company or business entity under common control or having similar equity holders owning at least ten percent (10%) thereof, whether such common control is direct or indirect. All of a Person's direct or indirect parent corporations, partners, subsidiaries, and the officers, shareholders, members, directors and partners of any of the foregoing and persons related by blood or marriage to any of the foregoing will be deemed to be a Person's Affiliates for purposes of this Agreement.

       "ALTERNATE LETTER OF CREDIT" means that letter of credit issued by the Bank for the account of the Company and certain Subsidiaries in substitution of the letter of credit issued by PNC Bank, Ohio, National Association in connection with the Borrower's $2,300,000 Variable Rate Demand Economic Development Revenue Bonds, Series 1986 (O'Gara Hess & Eisenhardt Armoring Company Limited Partnership Project) in the amount of $1,356,250.

       "BANK" has the meaning set forth in the first paragraph of this Collateral Agency and Intercreditor Agreement.

       "BANK DOCUMENTS" means the Bank Loan Agreement, the Notes issued thereunder, the Guaranties of even date herewith executed by each of the Consolidated Subsidiaries in favor of the Bank, and any additional guaranty agreements that may subsequently be executed by any Consolidated Subsidiary to secure the obligations of the Company set forth in the Bank Loan Agreement, as any of the same may be amended or modified from time to time.


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       "BANK GUARANTORS" means those subsidiaries of the Borrower listed on
ANNEX 2 hereto, and each other subsidiary of the Borrower that may become a guarantor of the Bank Obligations in connection with the transactions contemplated by the Bank Loan Agreement.

       "BANK GUARANTY AGREEMENT" means the Guaranty dated as of March 30, 2001 by the Bank Guarantors in favor of the Bank.

       "BANK LOAN AGREEMENT" means that certain Second Amended and Restated Loan Agreement of even date herewith, between the Borrower and the Bank, as the same may be amended or modified from time to time.

       "BANK OBLIGATIONS" means at any time, (i) all Obligations under the Bank Documents (other than Indebtedness constituting the Alternate Letter of Credit or in respect of any capital leases of property) and (ii) Permitted Swap Obligations at such time, but no other Swap Obligations.

       "BANKRUPTCY DEFAULT" means any Event of Default that consists of bankruptcy, reorganization or similar proceedings instituted by or against any Consolidated Entity, the appointment of a receiver, liquidator, trustee, sequestrator or similar official for any Consolidated Entity or for any substantial part of their respective assets, an assignment for the benefit of creditors by any Consolidated Entity, any insolvency of any Consolidated Entity or any dissolution, winding up or liquidation of any Consolidated Entity.

       "BANKRUPTCY PROCEEDING" means any bankruptcy, reorganization, insolvency, receivership, dissolution or similar proceeding and any assignment for the benefit of creditors.

       "BENEFITED SECURED PARTY" has the meaning set forth in Section 4.9 of this Collateral Agency and Intercreditor Agreement.

       "BUSINESS DAY" means any day on which banks are open for business in Columbus, Ohio, and New York, New York.

       "COLLATERAL" means any property of any Person with respect to which the Collateral Agent or any of the Secured Parties has been granted a Collateral Lien.

       "COLLATERAL LIEN" means any security interest in, mortgage lien on, pledge of or other grant of any right in or to any property of any Person granted in favor of the Collateral Agent or any of the Secured Parties as security for any of the Obligations.

       "CONSOLIDATED ENTITY" means any of the Company or the Consolidated Subsidiaries.


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       "CONSOLIDATED SUBSIDIARY" means any corporation, association or other business entity (i) a majority (by number of votes) of the voting securities of which and a majority (in respect of rights to participate in dividends and in the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up) of the equity securities of which is at any time owned, directly or indirectly, by the Company and (ii) whose accounts are fully consolidated with the accounts of the Company in accordance with the Company's policy of consolidation as in effect from time to time and in accordance with generally accepted accounting principles consistently applied and as reflected in the Company's then most recent consolidated financial report to its stockholders, and the successors and assigns of each such entity.

       "CREDIT DOCUMENTS" means the Bank Documents and the Noteholder Documents.

       "DEFAULT NOTICE" means a notice of the occurrence of an Event of Default given by a Secured Party to the Collateral Agent and to the other Secured Parties.

       "DISTRIBUTION AGENT" has the meaning set forth in Section 5.3(a) of this Collateral Agency and Intercreditor Agreement.

       "ENFORCEMENT ACTION" means any action that may be deemed necessary or desirable to take from time to time in order to enforce any right or pursue any right or remedy of the Collateral Agent under any Security Document upon the occurrence and during the continuation of an Event of Default or to effect any realization upon any Collateral.

       "EVENT OF DEFAULT" means any "Event of Default" or event of default under and as defined in any Credit Document.

       "INDEBTEDNESS" means: in respect of any Person (i) all obligations of such Person for borrowed money or for the deferred purchase price of property (including capitalized lease obligations) or services; (ii) all guarantees, reimbursement, payment or similar obligations, absolute, contingent or otherwise by such Person of Indebtedness of other Persons or under bankers acceptances, letters of credit or similar facilities, and (iii) if such Person is a Consolidated Entity, all Swap Obligations by such Person.

       "LENDERS" means the Bank and the Noteholders.

       "MAJORITY SECURED PARTIES" means, on any given date of determination, (a) holders (other than the Company or any of its Affiliates) of at least a majority in principal amount of the Bank Obligations on such date, PLUS (b) holders (other than the Company or any or its Affiliates) of at least a majority in principal amount of the Noteholder Obligations outstanding on such date.


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       "MORTGAGES" means mortgages or deeds of trust by any Person in favor of the Collateral Agent or any of the Secured Parties to secure any of the Obligations, as the same may be amended or modified from time to time.

       "MORTGAGED PROPERTY" means the real estate and related interests upon which a mortgage lien or similar lien is granted pursuant to the Mortgages.

       "NOTEHOLDER DOCUMENTS" means the Note Purchase Agreements and the Notes issued thereunder executed in favor of the Noteholders, guaranties executed by the Consolidated Subsidiaries, and any additional guaranty agreements that are executed by any Person in accordance with the terms of any Note Purchase Agreement, as any of the same may be amended or modified from time to time.

       "NOTEHOLDER GUARANTORS" means those subsidiaries of the Company listed on ANNEX 1 hereto, and each other subsidiary of the Company that may become a guarantor of the Noteholder Obligations in connection with the transactions contemplated by the Note Purchase Agreements.

       "NOTEHOLDER GUARANTY AGREEMENT" means the Guaranty Agreement dated as of March 30, 2001 by the Subsidiary Obligors in favor of the Noteholders.

       "NOTEHOLDER OBLIGATIONS" means all Obligations under the Noteholder Documents.

       "NOTEHOLDERS" has the meaning set forth in the first paragraph of this Collateral Agency and Intercreditor Agreement.

       "NOTE PURCHASE AGREEMENTS" shall mean the Note Purchase Agreements dated as of May 30, 1997 for the issuance of $35,000,000 Senior Notes Due May 31, 2003, between the Company and Connecticut General Life Insurance Company, Life Insurance Company of North America, Massachusetts Mutual Life Insurance Company, The Travelers Insurance Company and The Guardian Life Insurance Company of America, as amended by the Amended and Restated Note Purchase Agreements dated as of March 30, 2001, as the same may be amended or modified from time to time.

       "NOTES" means any of the promissory notes issued (i) by the Borrower to the Bank under the Bank Loan Agreement or (ii) by the Company to any Noteholder under any of the Note Purchase Agreements, in each instance as any of the same may be amended or modified from time to time.

       "OBLIGATIONS" means all Indebtedness (other than Indebtedness (a) constituting the Alternate Letter of Credit, (b) in respect of any capital leases of property or (c) constituting Swap Obligations which are not Permitted Swap Obligations) of the Company and all Consolidated


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Subsidiaries, whether for principal, interest, fees, expenses or otherwise;
PROVIDED, that with respect to the amount of Obligations owed to any Secured Party, if (i) such party shall have obtained a final, non-appealable judgment against any of the Consolidated Entities in respect of the Obligations owed to it, the amount of obligations owed to it shall be the amount of such judgment, and (ii) if any Bankruptcy Proceeding shall have been initiated against any Consolidated Entity, the amount of Obligations owed to it shall be the amount of such party's allowed claim in such proceedings (after the application of the election under 11 U.S.C. ss.1111(b), if any).

       "PERMITTED SWAP OBLIGATIONS" means at any time, the lesser of (a) the aggregate amount of Swap Obligations determined at such time and (b) $2,335,000.

       "PERSON" means any individual, partnership, corporation, trust, joint venture or unincorporated organization and any government or department or agency thereof.

       "PRESERVATION ACTION" means any action that may be deemed necessary or desirable to take from time to time in order to preserve or protect the Collateral or the Collateral Liens and that may be taken by the Collateral Agent under any Security Document.

       "PROCEEDS" has the meaning assigned to that term in Section 3.7 of this Collateral Agency and Intercreditor Agreement.

       "RECEIVING LENDER" has the meaning set forth in Section 5.2 of this Collateral Agency and Intercreditor Agreement.

       "RESERVE ACCOUNT" has the meaning set forth in Section 5.2 of this Collateral Agency and Intercreditor Agreement.

       "SECURED PARTIES" means the Lenders and, solely for the purpose of Secured Party Meetings at which the Secured Parties request its attendance, the Collateral Agent.

       "SECURED PARTY MEETING" means any meeting of the Secured Parties held in accordance with Section 9.1 hereof.

       "SECURED PARTY ENFORCEMENT NOTICE" means a notice by a Secured Party of proceedings to enforce Obligations owed to such Secured Party under the Credit Documents, given to the Collateral Agent and to the other Secured Parties.

       "SECURITY AGREEMENTS" means (i) that certain Security Agreement of even date herewith executed by the Borrower in favor of the Collateral Agent; (ii) that certain Trademark Collateral Assignment and Security Agreement of even date herewith executed by the Borrower in favor of


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the Collateral Agent, and (iii) any document or instrument pursuant to which any
Person grants a Collateral Lien, in each instance as amended or modified from time to time.

       "SECURITY DOCUMENTS" means the Mortgages, the Security Agreements and any other agreements, documents or instruments that grants or creates a Collateral Lien, as any of the same may be amended or modified from time to time.

       "SET-OFF" means any debiting or setting off against (i) any balances, credits, deposits, accounts or monies of any Consolidated Entity or (ii) any indebtedness owed to any Consolidated Entity.

       "SHARED PAYMENT" has the meaning set forth in Section 5.2 of this Collateral Agency and Intercreditor Agreement.

       "SHARED PAYMENT NOTICE" means a written notification given by or on behalf of any Lender stating that such Lender has received a Shared Payment.

       "SHARING AGREEMENT" means that certain Sharing Agreement, dated as of May 30, 1997, among the Bank and the Noteholders.

       "SUBSIDIARY OBLIGORS" means the Bank Guarantors listed on ANNEX 1 hereto and the Noteholder Guarantors listed on ANNEX 2 hereto, and each other Consolidated Entity (other than the Company) which should be liable in respect of the Bank Obligations or the Noteholder Obligations.

       "SWAP OBLIGATION" means, any obligation of the Company or any Consolidated Subsidiary to the Bank under any interest rate swap, cap, collar floor, option, forward, or other type of interest rate protection, foreign exchange or derivative transaction, including any other master agreement covering any such transaction, entered into between the Company or any Consolidated Subsidiary and the Bank from time to time, as the same may be amended from time to time. For the purposes of this Collateral Agency and Intercreditor Agreement, the amount of the obligation under any Swap Obligation at any time shall be the amount determined in respect thereof at such time, based on the assumption that such Swap Obligation had terminated at such time, and in making such determination, if any agreement relating to such Swap Obligation provides for the netting of amounts payable by and to the Company or such Consolidated Subsidiary thereunder or if any such agreement provides for the simultaneous payment of amounts by and to the Company or such Subsidiary, then in each such case, the amount of such obligation shall be the net amount so determined.


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       "TRANSACTIONAL LETTERS OF CREDIT" means certain transactional letters of credit issued by the Bank to the Company pursuant to the terms of the Bank Loan Agreement, the maximum stated amount outstanding of which shall not at any time exceed $6,000,000.

       Unless the context shall otherwise indicate, words importing the singular number shall include the plural number and vice versa.


2.     THE COLLATERAL AGENT.

       2.1. APPOINTMENT AND GRANT OF AUTHORITY.

       Each Secured Party hereby designates and appoints the Bank to act as Collateral Agent for such Secured Party under this Collateral Agency and Intercreditor Agreement and the Security Documents and authorizes the Collateral Agent, acting on behalf of and for the benefit of the Secured Parties, to execute and enter into the Security Documents and all other documents or instruments related to the Security Documents. The Collateral Agent shall have and may exercise such powers under this Collateral Agency and Intercreditor Agreement as are specifically delegated to it by the terms hereof, together with such other powers as are incidental thereto.

       2.2. FINANCING STATEMENTS.

       By execution of this Collateral Agency and Intercreditor Agreement, each Secured Party (i) authorizes the Collateral Agent to file and to record all financing statements necessary or desirable to perfect or to continue the perfection of the liens and security interests granted pursuant to the Security Documents and (ii) ratifies the Collateral Agent's prefiling of financing statements prior to the date hereof.

       2.3. NONRELIANCE ON COLLATERAL AGENT.

       Each Secured Party expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys or affiliates has made any representation or warranty to such Secured Party, including, without limitation, any warranties with respect to the validity, enforceability, genuineness, perfection, value or collectibility of the Security Documents, the Collateral Liens or the Collateral, and that no act of the Collateral Agent hereafter taken, including any review of the affairs of the Consolidated Entities, shall be deemed to constitute a representation or warranty to any Secured Party. Each Secured Party represents and warrants that it has, independently and without reliance on the Collateral Agent, and based on such documents and information as it has deemed appropriate, made its own investigation into and analysis of the business, operations, property and financial and other condition and creditworthiness of the Consolidated Entities, including without limitation, an analysis of the value and condition of the Collateral and the risks associated with being the beneficiaries of the


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Collateral Liens, and has made its own decision to extend and/or to continue to extend credit to the Borrower and to enter into this Collateral Agency and Intercreditor Agreement. Each Secured Party represents that it will, independently and without reliance upon the Collateral Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking, or in directing the Collateral Agent to take or not take, action under this Collateral Agency and Intercreditor Agreement and the Security Documents and that it will make such investigations as it deems necessary to inform itself as to the business, operations, property and financial and other condition and creditworthiness of the Consolidated Entities. The Collateral Agent has not made any credit analysis and is not required to do so in the future. The Collateral Agent shall not be required to keep informed as to the performance or observance by any Consolidated Entity of any Credit Document or any Security Document, to inspect the properties or books of any Consolidated Entity or to monitor the Collateral, its existence, value, location, condition or authenticity. Except as otherwise provided in Section 3.2 hereof, the Collateral Agent shall have no duty or responsibility to provide any Secured Party with any information regarding any Consolidated Entity, the Security Documents or the Collateral, including any information that comes into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys or affiliates. The Collateral Agent shall have no implied duties to any Person or any obligation to take any action under this Collateral Agency and Intercreditor Agreement or any Security Document except for action specifically provided for in this Collateral Agency and Intercreditor Agreement or any other Security Document to be taken by the Collateral Agent. Before taking any action under this Collateral Agency and Intercreditor Agreement or any Security Document under direction of the Majority Secured Parties, the Collateral Agent may request an appropriate specific indemnity satisfactory to it from each Lender so directing the Collateral Agent in addition to the general indemnity provided for in Section 2.7 and until such Collateral Agent has received such specific indemnity, the Collateral Agent shall not be obligated to take any such action under this Collateral Agency and Intercreditor Agreement or any Security Document.

       In furtherance of the foregoing, the Secured Parties agree that, even though the Collateral Agent has certain discretionary rights under the Security Documents, it shall have no obligation to exercise those rights, but rather the Secured Parties shall have the obligation to determine and direct the Collateral Agent as to the exercise of those rights as provided herein, including but not limited to:

              (a) determining what actions are necessary or desirable to maintain, protect and perfect the Collateral and any liens and/or security interests therein;

              (b) determining the adequacy of insurance policies, the amounts of coverage, whether insurance carriers are responsible and satisfactory and similar matters;

              (c) determining what actions should be taken in connection with property damage and the handling of insurance proceeds, what actions should be taken in


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       connection with condemnation proceedings and the handling of condemnation awards and related actions in connection with reconstruction and restoration;

              (d) addressing any matters relating to title to the Collateral or the Mortgaged Property or the adequacy of title insurance or provisions thereof; and

              (e) determining, in connection with Enforcement Actions, whether a sale price is commercially reasonable and similar ancillary or incidental decisions related to an Enforcement Action.

       2.4. LIMITATION OF LIABILITY.

       As between the Secured Parties and itself, neither the Collateral Agent nor any of its directors, officers, employees, agents, attorneys or affiliates shall be (i) liable for any actions lawfully taken or omitted to be taken by it or such Person under or in connection with this Collateral Agency and Intercreditor Agreement or any Security Documents or any document or instrument in connection therewith or for any clerical errors, inadvertence or oversight (except for its own or such Person's personal liability for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the any of the Consolidated Entities or any officer or employee of any of them contained in any Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent pursuant to the terms of, this Collateral Agency and Intercreditor Agreement or any Security Document.; (iii) responsible to any of the Secured Parties for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or the Security Documents or any other document or instrument executed or delivered therewith or herewith or for any failure of any of the Consolidated Entities to perform its obligations thereunder. Without limiting the foregoing, neither the Collateral Agent nor any of its directors, officers, employees, agents, attorneys or affiliates shall be responsible for, or have any duty to examine (a) the validity, effectiveness, enforceability, perfection or priority of any Collateral Lien purported to have been created by any Security Document, (b) the truthfulness of any recitals or statements or representations or warranties made to the Collateral Agent or the Secured Parties in connection with the Security Documents or (c) any failure of any party hereto to receive any communication given in the manner set forth in Section 5.3 hereof.

       2.5. RELIANCE BY COLLATERAL AGENT.

       The Collateral Agent shall be entitled to act, and shall be fully protected in acting upon, any telegram, telex, teletype, bank wire, cable or radiogram, or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument or paper or communication, believed by the Collateral Agent in good faith to be genuine and correct and to have been signed or sent or made by or on behalf of an authorized officer of a


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Consolidated Entity or a Secured Party, as applicable. The Collateral Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Collateral Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Collateral Agency and Intercreditor Agreement or any Security Document on the part of any party hereto or thereto. The Collateral Agent shall be fully justified in failing or refusing to take action under this Collateral Agency and Intercreditor Agreement unless it has received instructions from the Majority Secured Parties as contemplated by this Collateral Agency and Intercreditor Agreement and has been indemnified to its reasonable satisfaction by the Secured Parties against any or all expense or liability that it might incur by reason of taking, continuing to take or refraining from taking any such action. The Collateral Agent in all cases shall be fully protected in acting, or in refraining from acting, under this Collateral Agency and Intercreditor Agreement and the Security Documents in accordance with Section 4.2 hereof and any action taken or not taken pursuant thereto shall be binding on all of the Secured Parties.

       2.6. NOTICES FROM SECURED PARTIES.

       The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, any acceleration of the maturities of any of the Obligations, any action brought by any Secured Party to enforce any of the Obligations or any requested action hereunder until it has received or is otherwise in possession of a Default Notice, an Acceleration Notice, a Secured Party Enforcement Notice or an Action Notice, as applicable.

       2.7. INDEMNIFICATION.

       The Secured Parties agree to indemnify and hold harmless the Collateral Agent and its directors, officers, employees, agents, attorneys and affiliates (to the extent not indemnified by any Consolidated Entity and without limiting the obligations of any Consolidated Entity to do so), ratably according to their respective shares of the Obligations outstanding from time to time, from and against any and all claims, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys, fees and court costs) in any way relating to or arising out of the actions or omissions of such Person required or permitted in connection with (a) this Collateral Agency and Intercreditor Agreement or any Security Document, (b) any Collateral, (c) any Preservation Action, Enforcement Action, emergency action under Section 3.4 or other action taken by (or inaction of) the Collateral Agent hereunder or under any Security Document or (d) the involvement by such Person in any suit, investigation, proceeding in equity or action as a consequence, direct or indirect, of the Collateral Agent being a party to, or taking or failing to take any action required or permitted by, this Collateral Agency and Intercreditor Agreement or any Security Document; provided, that the Secured Parties shall not be required to indemnify any such Person for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, that any of the same are caused by such Person's gross negligence or willful misconduct. The obligations of the Secured Parties under this Section 2.7 shall survive the


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resignation or removal of the Collateral Agent and shall survive any termination of this Collateral Agency and Intercreditor Agreement or the Obligations or any Security Document. If any suit, investigation, proceeding, inquiry or action (each a "PROCEEDING") is initiated against any Person entitled to indemnification hereunder (an "INDEMNITEE"), and such Indemnitee intends to seek indemnification hereunder on account of its involvement in such Proceeding, then such Indemnitee shall notify the Secured Parties of such Proceeding and the Secured Parties shall have the right to defend against such Proceeding on behalf of such Indemnitee, so long as the Secured Parties employ counsel reasonably satisfactory to such Indemnitee and diligently pursue such defense, and so long as such Indemnitee has not been advised by counsel that such Indemnitee may have defenses available to it that are different from or in addition to those available to the Secured Parties; provided, that the failure by such Indemnitee to so notify the Secured Parties shall not relieve the Secured Parties from their obligation to indemnify such Indemnitee hereunder. If the Secured Parties elect to defend against any such Proceeding, (x) they shall not enter into any agreement to settle such Proceeding without the prior consent of the Indemnitee,
(y) the Indemnitee may participate in such defense and (z) the Secured Parties and the Indemnitee will cooperate with each other in the conduct of such defense.

       2.8. THE BANK IN OTHER CAPACITIES.

       The Bank and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Consolidated Entities notwithstanding that the Bank serves as the Collateral Agent hereunder. With respect to loans made or renewed by it under the Bank Loan Agreement, the Bank in its capacity as a Bank shall have the same rights and powers under this Collateral Agency and Intercreditor Agreement as any Secured Party and may exercise the same, notwithstanding that the Bank is Collateral Agent hereunder.

       2.9. SUCCESSOR COLLATERAL AGENT.

       The Collateral Agent may resign as Collateral Agent hereunder upon 30 days notice to the Secured Parties and the Borrower and may be removed at any time, with or without cause, upon the unanimous consent of the Secured Parties upon 30 days notice to the Secured Parties, the Borrower and the Collateral Agent. If at any time the Collateral Agent shall resign or be removed as the Collateral Agent under this Collateral Agency and Intercreditor Agreement, then the Secured Parties shall unanimously approve and appoint a successor collateral agent for the Secured Parties, whereupon such successor collateral agent shall succeed to the rights, powers and duties of the Collateral Agent; provided, that any successor agent so appointed (a) shall be a bank or trust company having a combined capital and surplus of at least $250,000,000 and subject to supervision or examination by a federal or state banking authority and (b) shall be authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of an agent (any successor collateral agent meeting each of the foregoing requirements being a "SUCCESSOR COLLATERAL Agent"). If the appointment of such successor shall not have become effective (as hereafter provided) within such 30-day period after the Collateral Agent's resignation or upon removal of the Collateral Agent, then (x) the Collateral Agent may assign the Security Documents, the Collateral Liens and its duties hereunder and under the Security Documents to the Secured Parties, as their interests may appear, and in such case all references herein to the "Collateral Agent" shall be deemed to refer to the "Secured Parties" and (y) the Secured Parties may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent and such court shall, after such notice as it may deem proper, appoint a Successor Collateral Agent meeting the qualifications specified in this Section 2.9. The Secured Parties hereby consent to such petition and appointment so long as such criteria are met. The term "Collateral Agent" shall mean the Successor Collateral Agent effective upon its appointment and upon its acceptance of such appointment, and concurrently therewith the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Collateral Agency and Intercreditor Agreement or the Security Documents and the Successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent. The resigning or removed Collateral Agent agrees that it shall take all actions and execute all documents that may be reasonably required by the Secured Parties and the Successor Collateral Agent to give effect to its replacement as the Collateral Agent hereunder. After the Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Collateral Agency and Intercreditor Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while was Collateral Agent under this Collateral Agency and Intercreditor Agreement.

       2.10. COLLATERAL AGENT'S COMPENSATION.

       As compensation for its services hereunder, the Collateral Agent shall be paid by the Borrower as follows: $10,000 upon the execution and delivery of this Collateral Agency and Intercreditor Agreement and $2,500 per calendar month so long as it is serving as Collateral Agent hereunder. The timing and the amounts of such compensation may not in any manner, directly or indirectly, be amended modified or changed without the written approval of the Majority Secured Parties. To the extent that the Borrower does not do so, and without limiting the obligations of any Consolidated Entity to do so, each of the Secured Parties agrees to reimburse the Collateral Agent for all reasonable fees, out of pocket costs and expenses (including attorneys' fees and expenses) suffered or incurred by the Collateral Agent in performing its duties hereunder or under the Security Documents or in the exercise of any right or power imposed or conferred upon the Collateral Agent hereby or thereby, including, without limitation, the fees owed by the Borrower as compensation for its services. All such fees, costs and expenses shall be borne by the Secured Parties ratably in accordance with their respective shares of the Obligations outstanding from time to time.

       2.11. VALIDITY, ETC.

       The Collateral Agent makes no representation or warranty (express or implied) and shall not be responsible to any Lender or any future holder of any interest in the Obligations (i) for the legality, validity, enforceability or effectiveness of this Agreement or any Credit Document, (ii) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any Credit Document, (iii) for the existence or value of any assets included in any security for the Bank Obligations or Noteholder Obligations, (iv) for the perfection or effectiveness of any security interest, mortgage or other lien purported to be included in such security, (v) for the specification or failure to specify any particular assets to be included in such security, or (vi) for the filing of any lien or mortgage on any of the Collateral.

       2.12. COMPLIANCE.

       Unless specifically directed by the Majority Secured Parties or all Secured Parties as provided herein, the Collateral Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Collateral Agency and Intercreditor Agreement or any Credit Document.

3.     POWERS AND DUTIES OF COLLATERAL AGENT.

       3.1. DUTIES; DELEGATION.

       The only duties and obligations of the Collateral Agent are those set forth in this Collateral Agency and Intercreditor Agreement and in the Security Documents. In the event of a conflict between this Collateral Agency and Intercreditor Agreement and any provision of a Security Document, this Collateral Agency and Intercreditor Agreement shall control. The Collateral Agent may exercise its powers and perform any of its duties under this Collateral Agency and Intercreditor Agreement and the Security Documents by or through employees, agents or attorneys and shall be entitled to take and to rely on an opinion of counsel or advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any of any agents or attorneys selected by it with reasonable care. The Collateral Agent may use the services of such Persons as the Collateral Agent in its sole discretion may determine, and all reasonable fees and expenses of such persons shall be borne by the Borrower.

       3.2. NOTICES TO THE CONSOLIDATED ENTITIES AND SECURED PARTIES.

       Promptly upon its receipt of any notice or other communication from any Consolidated Entity regarding any Security Document or the Collateral, the Collateral Agent shall forward copies of the same to each Secured Party.

       3.3. ACTIONS BY COLLATERAL AGENT.

       No Lender may enforce any security interest, mortgage lien or lien against any Collateral, except by and through the Collateral Agent. All Preservation Actions, Enforcement Actions and other actions under any Security Document or with respect to any Collateral shall be taken only by the Collateral Agent. Except as otherwise provided in Section 3.4 hereof, the Collateral Agent shall not take any Preservation Action or Enforcement Action or other action under any Security Document or with respect to any Collateral without first receiving an Action Notice directing it to take such action; provided, however, that the Collateral Agent may (but in the absence of an Action Notice has no obligation to) execute, obtain the signature of one or more of the Consolidated Entities on, and/or file any continuation statements, financing statements, amendments to financing statements or amendments or supplements to Mortgages that in the Collateral Agent's judgment are necessary or desirable to continue or maintain the Collateral Liens. In furtherance of the foregoing, the Collateral Agent agrees to make such demands and give such notices under the Security Documents as may be requested by, and to take such action to enforce the Security Documents and to foreclose upon, collect and dispose of the Collateral or any portion thereof, as it may be directed to take pursuant to, any Action Notice; provided, that the Collateral Agent shall not be required to take any such action (a) that is, in its opinion, contrary to law or the terms of this Collateral Agency and Intercreditor Agreement, any Credit Document or any Security Document or (b) for which, in its opinion, it would not be indemnified pursuant to Section 2.7 hereof unless each of the Secured Parties shall provide the Collateral Agent with indemnification satisfactory to the Collateral Agent.

       3.4. EMERGENCY ACTIONS.

       Notwithstanding Section 3.3 hereof, if the Collateral Agent shall reasonably determine (even though it has no obligation to monitor or investigate the same) that all or any substantial part of its rights or remedies under any Security Document, the Collateral or the Collateral Liens will be lost or materially impaired by the delay that would result in obtaining an Action Notice, then the Collateral Agent may (but shall have no obligation to) take such Preservation Actions or Enforcement Actions or other actions under any Security Document or with respect to any Collateral as it reasonably determines to be necessary in order to prevent such loss or impairment without first receiving an Action Notice. Within one (1) Business Day after taking any such action described in this Section 3.4, the Collateral Agent shall give a notice to each of the other Secured Parties, which notice shall contain a description of such action and state the reason for taking such action without first receiving an Action Notice.

       3.5. REQUESTS FOR INSTRUCTIONS.

       The Collateral Agent may at any time request directions from the Secured Parties as to any course of action to be taken, or any other matter relating to the performance of its duties, under this Collateral Agency and Intercreditor Agreement or any Security Document, and the Secured Parties shall respond promptly to any such request. The Secured Parties shall give such directions pursuant to an Action Notice, and the directions shall be binding on each of the Secured Parties.

       3.6. DISPOSITIONS OF COLLATERAL.

       Unless otherwise directed pursuant to an Action Notice, if the Collateral Agent has been directed to foreclose upon or dispose of the Collateral or any portion thereof pursuant to an Action Notice, the Collateral Agent shall use its reasonable best efforts to sell such Collateral. If the Collateral Agent is unable to sell any such Collateral within a reasonable time, it may dispose of such Collateral in such manner as it deems appropriate, unless directed to do otherwise pursuant to an Action Notice. The Collateral Agent will use reasonable efforts to provide the Lenders with reasonable notice of its sale, lease, or other disposition of Collateral; PROVIDED, HOWEVER, that the failure of a Collateral Agent to give such notice shall not in any way negate or in any way adversely affect or impair the sale, lease, or other disposition of such Collateral.

       3.7. APPLICATION OF PROCEEDS.

              (a) Any cash held by the Collateral Agent as Collateral and all cash received by the Collateral Agent upon the sale, exchange, collection or other disposition of all or any part of the Collateral or any proceeds therefrom (all such cash being referred to collectively as "PROCEEDS") shall be applied as follows:

                     (1) first, to the payment or reimbursement of any expenses and fees of, or any other amount payable to, the Collateral Agent hereunder or under any Security Document, whether such amount is payable to indemnify the Collateral Agent, to reimburse the Collateral Agent, to pay the fees of the Collateral Agent, is for reimbursement of expenses incurred in connection with the maintenance, protection, enforcement, sale or realization of any of the Collateral Liens or Collateral or otherwise;

                     (2) second, to the Secured Parties to the extent of the
              amount of the outstanding principal balance and accrued interest (and not any make whole or other premium or penalty) constituting a part of the Obligations on the date of such distribution, ratably according to the aggregate amounts of each Secured Party's outstanding principal balance plus accrued interest on such date; PROVIDED HOWEVER, that to the extent that any amounts available for distribution pursuant to this Section 3.7(a)(2) are attributable to the Bank Obligations that relate to undrawn amounts under the Transactional Letters of Credit or contingent unliquidated Permitted Swap Obligations, such amounts shall be held in a reserve or other account unavailable to the Borrower or any Subsidiary Obligor (the "RESERVE ACCOUNT") to be established by the Collateral Agent. Amounts in the Reserve Account shall be used from time to time to pay the applicable Bank Obligations in respect of the Transactional Letters of Credit or Permitted Swap Obligations as they become due. Any amounts remaining in the Reserve Account following the expiration or satisfaction in full of the Bank Obligations for which such sums were held in reserve shall be applied against any Obligations remaining unpaid in accordance with this Section 3.7.

                     (3) third, to the Secured Parties on account of any other
              obligations due to any Secured Party on the date when such distribution is made, whether on account of fees, expenses or otherwise, ratably according to the aggregate amounts thereof owed to each Secured Party on the date of such distribution; and

                     (4) fourth, to the Borrower or to one or more of the
              Consolidated Subsidiaries, as the case may be, unless otherwise directed by a court.

       In determining the amount of Obligations owed to each Secured Party and the portions thereof that are due on account of principal, interest, fees, expenses or otherwise, the Collateral Agent may request from each Secured Party, and shall be entitled to rely upon, a statement from each Secured Party setting forth the Obligations owed to it in such detail as shall permit the Collateral Agent to make the foregoing distributions. In the event of any dispute between any Secured Parties as to the Obligations owed to them or the amounts thereof, the Collateral Agent may hold the portion of the Proceeds subject to the dispute pending the resolution of the dispute by the parties or by a judicial determination.

              (b) If any amounts received by the Collateral Agent and distributed to one or more of the Secured Parties pursuant to Section 3.7(a) subsequently are required to be repaid by one or more, but less than all, of the Secured Parties which received such distribution to a trustee, receiver or any other party under any bankruptcy law, state or Federal law, common law or in equity, then each other Secured Party which received a distribution but was not required to repay the same shall, upon receipt of written notice from any Secured Party which was required to repay such amount, pay to such Secured Party (or Parties) a share of the distribution received by it and necessary to result in the aggregate amount not repaid being distributed in the manner contemplated by Section 3.7(a).

       3.8. RETENTION AND INVESTMENT OF PROCEEDS.

              (a) Upon their receipt by the Collateral Agent and pending disbursement pursuant to Section 3.7 hereof, all Proceeds shall be deposited and held in a restricted account maintained by and under the sole dominion and control of the Collateral Agent, for the benefit of the Secured Parties, for the purpose of receiving and holding Proceeds.

              (b) Notwithstanding subparagraph (a) above, and except for Proceeds which, in the aggregate total $10,000 or less, the Collateral Agent shall, invest all Proceeds held by it in one or more of the following (each a "PERMITTED INVESTMENT"):

                     (i) marketable direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any-agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing not later than the earlier of the anticipated distribution date of such amounts and the date 180 days after the date of acquisition thereof;

                     (ii) investments in commercial paper maturing not later than the earlier of the anticipated distribution date of such amounts and the date 180 days after the date of acquisition thereof and having, at such date of acquisition, a rating of "A-1" or better from Standard & Poor's Corporation or a rating of "P-1" or better from Moody's Investors Service, Inc.;

                     (iii) investments in certificates of deposit, banker's acceptances and time deposits maturing not later than the earlier of the anticipated distribution date of such amounts and the date 180 days after the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any office of any commercial bank which has a combined capital and surplus and undivided profits of not less than $1,000,000,000 and which has a long-term bank deposit rating of "A" or better from Standard Poor's Corporation or "A-2" or better from Moody's Investors Service, Inc. or an equivalent rating by any nationally-recognized rating service; and

                     (iv) investments in repurchase agreements with any commercial bank referred to in (iii) above, with respect to obligations of the type referred to in (i) above.

       The Collateral Agent shall be permitted to invest in Permitted Investments issued by the Bank.

4.     NOTICES; COOPERATION; COLLATERAL.

       4.1. GIVING OF NOTICES.

       This Collateral Agency and Intercreditor Agreement shall not limit or impair the right of any Secured Party under any Credit Document to which it is a party to take any action permitted thereunder. Each Secured Party may proceed to accelerate the maturity of the Notes held by it; PROVIDED, HOWEVER, if a Secured Party accelerates the maturity of any of the Notes held by it, such Secured Party shall give an Acceleration Notice on the date of such acceleration to the other Secured Parties and to the Collateral Agent.

       4.2. ACTION NOTICES.

       Whenever the Secured Parties desire to direct the Collateral Agent to take any Preservation Action, Enforcement Action or other action under this Collateral Agency and Intercreditor Agreement or any Security Document or with respect to any Collateral or Collateral Lien, they shall give a notice (an "ACTION NOTICE") to the Collateral Agent specifying such action and the manner in which such action is to be taken. Each Action Notice shall state that it is being given by the Majority Secured Parties or all of the Secured Parties, as applicable, and the Collateral Agent shall be entitled to rely on such statement without investigation or inquiry, unless the Collateral Agent has actual knowledge that the statement is false. Action Notices may be given:

              (a) upon the prior approval of all of the Secured Parties, if the requested action (i) is the amendment of any provision of any Security Document that directly or indirectly narrows the description of the Collateral, modifies in any way the description of the Obligations secured by such Security Document, (ii) changes the order of payments to the Secured Parties or (iii) is the release of any Collateral Lien on any Collateral; PROVIDED, HOWEVER, that the requirements of this Section 4.2(a)(iii) will not apply to, and no Action Notice will be required for, release of any Collateral Lien on any Collateral so long as (A) the fair market value of the Collateral which is the subject of such Collateral Lien so released, together with the fair market value of all other Collateral which was the subject of any such Collateral Lien so released pursuant to this Section 4.2(a)(iii), does not exceed $10,000,000 and (B) the proceeds received by the Company or any Consolidated Subsidiary in connection with such release is paid to the Secured Parties in the manner contemplated by Section 8(a) and Section 8(d); PROVIDED, HOWEVER, that any amendment made to any of the Security Documents that changes the responsibilities of the Collateral Agent shall require the prior approval of the Collateral Agent; and

              (b) upon the prior approval of the Majority Secured Parties, if the requested action is (i) a Preservation Action, (ii) an Enforcement Action, or (iii) any consent, waiver or other action under any Security Document or with respect to any Collateral that pursuant to this Collateral Agency and Intercreditor Agreement does not specifically require the approval of all of the Secured Parties or which pursuant to this Collateral Agency and Intercreditor Agreement may be taken with the approval of the Majority Secured Parties.

       4.3. COOPERATION AMONG SECURED PARTIES.

       The Secured Parties shall cooperate in good faith in an attempt to agree upon a mutually satisfactory course of action to be taken (a) by the Secured Parties with respect to any Event of Default, including without limitation the taking or commencing of any actions to enforce their respective rights and remedies under the Credit Documents, and (b) by the Collateral Agent whenever such action is necessary or desirable in order to preserve or protect the Collateral or the Collateral Liens, to enforce any right or pursue any remedy of the Collateral Agent under any Security Document, to effect any realization upon any of the Collateral or to put into effect any provision hereof. In connection with the foregoing, the Secured Parties shall (x) hold such Secured Party Meetings and such meetings with the Consolidated Entities as any of them shall deem to be necessary or desirable and (y) share with each other all notices received from the Consolidated Entities with respect to the Security Documents or Collateral Liens.

       4.4. COOPERATION WITH COLLATERAL AGENT; ACCOUNTINGS.

       To the extent that the exercise of the rights, powers and remedies of the Collateral Agent in accordance with this Collateral Agency and Intercreditor Agreement requires that any action be taken by any Secured Party, such Secured Party shall take such action and cooperate with the Collateral Agent to ensure that the rights, powers and remedies of all Secured Parties are exercised in full. Each of the Secured Parties, upon the reasonable request of the Collateral Agent, from time to time will execute and deliver or cause to be executed and delivered such further instruments and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Collateral Agency and Intercreditor Agreement. Each Secured Party agrees, upon the request of the Collateral Agent or any reasonable request of a Secured Party, promptly to deliver to the Collateral Agent and each other Secured Party an accounting of the Obligations owed to it, after giving effect, as appropriate, to the application of any Proceeds.

       4.5. MARSHALLING.

       The Collateral Agent shall not be required to marshal any present or future security (including the Collateral) for, or guaranties of, the Obligations or any of them or to resort to such security or guaranties in any particular order, and all rights in respect of such security and guaranties shall be cumulative and in addition to any other rights, however existing or arising. To the extent that they lawfully may, the Secured Parties agree that they will not invoke, and irrevocably waive the benefit of, any law relating to the marshalling of collateral that might cause delay or impede the enforcement of the Collateral Agent's or Secured Parties' rights under any Security Document or pursuant to any other document under which the Obligations are secured or guaranteed.

       4.6. PURCHASE/SALE OF COLLATERAL.

       Any Secured Party may purchase all or any part of the Collateral at any public or private sale of such Collateral and may make payment on account thereof by using any Obligations then due and payable to such Secured Party from the Persons which granted a security interest in such Collateral as a credit against the purchase price to the extent, but only to the extent, approved by the Majority Secured Parties. Each of the Secured Parties shall cooperate with each other Secured Party and the Collateral Agent in order to obtain the maximum sale price reasonably possible upon any foreclosure or other sale of all or any part of the Collateral. Notwithstanding the foregoing, all sales, transfers and other dispositions of any Collateral shall be accomplished in a commercially reasonable manner.

       4.7. ASSIGNMENT OF RIGHTS TO AND DELIVERY OF COLLATERAL.

       The Secured Parties agree that all of the provisions of this Collateral Agency and Intercreditor Agreement apply to any and all properties, assets and rights in which the Collateral Agent or any of the Secured Parties at any time acquires a security interest or lien, pursuant to the Credit Documents, the Security Documents or otherwise, to secure the Obligations. If any Secured Party at any time shall obtain any rights to any property of any Person as collateral for any Obligations owed to such Secured Party, it shall promptly notify the Collateral Agent and the other Secured Parties of such event and shall execute and deliver to the Collateral Agent all such documents and instruments as are necessary or desirable, in the reasonable judgment of the Collateral Agent, to assign all of such rights to the Collateral Agent, for the benefit of all Secured Parties, whereupon such rights and assets shall become Collateral hereunder. If any Collateral or Proceeds at any time shall come into the possession of any Secured Party, such Secured Party shall promptly deliver such Collateral or Proceeds to the Collateral Agent. If any Secured Party does not comply with this Section 4.7 then any other Secured Party shall have the right to enforce the provisions thereof.

       4.8. PRIORITY OF RIGHTS.

       Irrespective of the time, order or method of any attachment, perfection, filing or recording of any Lien in any Collateral granted or to be granted to the Collateral Agent or any of the Secured Parties for any of the Obligations, and whether the Collateral Agent or any Secured Party has possession of all or any part of the Collateral, (i) all security interests of each of the Secured Parties in the Collateral (whensoever arising and howsoever documented), and all other rights of the Secured Parties in and to the Collateral shall be of equal priority, and (ii) the proceeds of any liquidation, sale, enforcement or other distribution or realization upon any Collateral in respect of the Obligations following any marshaling of the assets of any Consolidated Entity or following confirmation of any plan or arrangement or plan of reorganization of any Consolidated Entity, shall be distributed among the Secured Parties in the manner set forth in Section 3.7 hereof.

       4.9. CERTAIN ADJUSTMENTS WITH RESPECT TO SET-OFF.

       Except to the extent specifically provided for in Sections 5.1 through
5.5 below, if any Secured Party shall at any time exercise any right of set-off, banker's lien or similar right with respect to any Obligation, and such Secured Party (a "BENEFITED SECURED PARTY") shall obtain payment of any Obligation held by it through the exercise of any such right or pursuant to a secured claim in lieu of a set-off to which this Section 4.9 applies and, as a result of such payment, such Benefited Secured Party shall have received a greater percentage of the Obligations then due by the Consolidated Entities to such Benefited Secured Party than the percentage of the Obligations then due and received by any other Secured Parties to whom due, it shall promptly purchase from such other Secured Parties participations in (or, if and to the extent specified by held by such Secured Party, direct interests in) the Obligations held by such other Secured Parties in such amounts, and make other such adjustments from time to time as shall be equitable, to the end that all the Secured Parties shall share the benefit of such excess payment (net of any expenses that may be incurred by such Benefited Secured Party in obtaining or preserving such excess payment) in accordance with the priority for payment of the Obligations set forth in Section 3.7 hereof. To such end all the Secured Parties shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or otherwise is restored.

5.     RESTATED SHARING PROVISIONS.

       5.1. ACCELERATION; RECEIPT OF SHARED PAYMENT.

       Each Noteholder shall give an Acceleration Notice or a Shared Payment Notice, as applicable, to each other Noteholder and the Bank immediately upon any Acceleration of any of the Noteholder Obligations owed to such Noteholder or the receipt by such Noteholder of a Shared Payment. The Bank shall give an Acceleration Notice or a Shared Payment Notice, as applicable, to each Noteholder immediately upon any Acceleration of any of the Bank Obligations or the receipt by the Bank of a Shared Payment.

       5.2. SHARING OF PAYMENTS.

       Each Lender (a "RECEIVING LENDER") agrees that any payment of any kind (including, without limitation, any payment resulting from a set-off of a deposit account or any payment or distribution made in the context of any Bankruptcy Proceeding) received by it on account of the Obligations (such payment, a "SHARED PAYMENT") from or on behalf of any Subsidiary Obligor, is to be distributed among the Lenders equally and ratably in accordance with the respective amounts of the Bank Obligations and Noteholder Obligations then held by each of them, without discrimination or preference, with any balance remaining after such distribution among the Lenders to be distributed to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, to the extent that any amounts available for distribution pursuant to this Section 5.2 are attributable to the Bank Obligations that relate to undrawn amounts under the Transactional Letters of Credit or contingent unliquidated Permitted Swap Obligations, such amounts shall be held in a reserve or other account unavailable to the Company or any Subsidiary Obligor (the "RESERVE ACCOUNT") to be established by the Distribution Agent. Amounts in the Reserve Account shall be used from time to time to pay the applicable Bank Obligations in respect of the Transactional Letters of Credit or contingent unliquidated Permitted Swap Obligations as they become due. Any amounts remaining in the Reserve Account following the expiration or satisfaction in full of the Bank Obligations for which such sums were held in reserve shall be applied against any Obligations remaining unpaid in accordance with this Section 5.2.

       5.3. DISTRIBUTION AGENT.

              (a) APPOINTMENT. Each Lender hereby appoints the Collateral Agent as agent (the "DISTRIBUTION AGENT") to distribute Shared Payments to the Lenders.

              (b) ACCEPTANCE OF APPOINTMENT. The Collateral Agent hereby accepts such appointment.

              (c) REMITTANCE AND DISTRIBUTION. Each Receiving Lender shall remit any Shared Payment received by it to the Distribution Agent for distribution in accordance with Section 5.2 hereof. Upon receipt of any Shared Payment, the Distribution Agent shall calculate the amount of such Shared Payment distributable to each Lender pursuant to Section 5.2 hereof as of the date the Receiving Lender received such Shared Payment and remit such amount to each Lender, accompanied by computations in reasonable detail showing the manner of calculation of the amounts distributable to each Lender pursuant to Section 5.2 hereof.

       5.4. INVALIDATED PAYMENTS.

       If any amount distributed by the Distribution Agent to the Lenders in accordance with the provisions of this Collateral Agency and Intercreditor Agreement is subsequently required to be returned or repaid to any of the Subsidiary Obligors or their representatives or successors in interest, whether by court order, settlement or otherwise, each Lender shall, promptly upon its receipt of notice thereof from the Distribution Agent, pay to the Distribution Agent the pro rata portion received by it of such amount for payment to the appropriate Subsidiary Obligors or their representatives or successors in interest. If any such amounts are subsequently recovered by any Lender from any of the Subsidiary Obligors or their representatives or successors in interest, such Lender shall remit such amounts to the Distribution Agent and the Distribution Agent shall redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed. The obligations of the Lenders and the Distribution Agent under this Section 5.4 shall survive the repayment of the Noteholder Obligations and the Bank Obligations and termination of the Credit Documents.

       5.5. RECEIVING LENDER TO BE SUBROGATED TO RIGHTS OF OTHER LENDERS.

       Any Receiving Lender that has remitted any portion of a Shared Payment received by it to the Distribution Agent as provided in Section 5.3(c) shall, to the extent of such remittance distributable to the other Lenders, be subrogated to the rights of each of such other Lenders to receive payments from the Subsidiary Obligors applicable to the Noteholder Obligations and the Bank Obligations owed to such other Lenders, until all Noteholder Obligations and the Bank Obligations owed to such Receiving Lender shall be paid in full, and for purposes of such subrogation, no such payment received by such other Lenders shall, as between the Subsidiary Obligors or any of them, their respective creditors other than the holders of any Noteholder Obligations or Bank Obligations, and the holders of any Noteholder Obligations or Bank Obligations, be deemed to be a payment by any of the Subsidiary Obligors to such other Lenders or on account of their Noteholder Obligations and the Bank Obligations, it being understood that the provisions of this Section 5.5 are, and are intended, solely for the purpose of defining the relative rights of the holders of the Noteholder Obligations and the Bank Obligations.

6.     DISTRIBUTION AGENT

       6.1. DISTRIBUTIONS AND CONSENTS.

       In making the distributions to the Lenders provided for in Section 5 hereof, the Distribution Agent may rely upon information available to it or supplied by each Lender to it with respect to the amount of Noteholder Obligations or Bank Obligations owing to each Lender, and the Distribution Agent shall have no liability to any Lender for actions taken in reliance on such information in the absence of its gross negligence or willful misconduct. Each of the Lenders hereby agrees, on two (2) Business Days' telephonic, telegraphic, telexed or similar notice from the Distribution Agent, to confirm to the Distribution Agent in writing, including by telecopy of a signed confirmation or by telex, the outstanding balance of the Noteholder Obligations or Bank Obligations, if any (and, if requested by the Distribution Agent, itemized as to principal, interest, fees, premiums and other amounts, if any), owing to such Lender as of the date or dates specified in such notice.

       6.2. APPOINTMENT, POWERS OF DISTRIBUTION AGENT.

       Each of the Lenders and the other holders of any Noteholder Obligations or Bank Obligations, by its acceptance thereof, hereby appoints and authorizes the Distribution Agent to act as its agent hereunder with such powers as are specifically delegated to the Distribution Agent by the terms of this Collateral Agency and Intercreditor Agreement, together with such powers as are reasonably incidental thereto. The Distribution Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Collateral Agency and Intercreditor Agreement.

       6.3. LIABILITY.

       The Distribution Agent shall have no duties to the Lenders under this Collateral Agency and Intercreditor Agreement except those expressly set forth herein. Neither the Distribution Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by it or them hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct.

       6.4. RESIGNATION OR REMOVAL OF DISTRIBUTION AGENT.

       The Distribution Agent may resign and be discharged of its duties hereunder by giving written notice thereof to all holders of the Noteholder Obligations and Bank Obligations then outstanding. Such resignation shall take effect at such time as a successor distribution agent shall have been appointed. The Distribution Agent may be removed at any time with or without cause by the Majority Secured Parties. Upon any such resignation or removal, the Majority Secured Parties shall have the right to appoint a successor distribution agent. Upon the acceptance of any appointment as distribution agent hereunder by a successor distribution agent, such successor distribution agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Distribution Agent. After any retiring Distribution Agent's resignation or removal hereunder as Distribution Agent, the provisions of this Section 6.4 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Distribution Agent.

       6.5. EMPLOYMENT OF AGENTS AND COUNSEL.

       The Distribution Agent may execute any of its duties as Distribution Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Distribution Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

       6.6. RELIANCE ON DOCUMENTS; COUNSEL

       The Distribution Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, with respect to legal matters, upon the opinion of counsel selected by the Distribution Agent, which counsel may be employees of the Distribution Agent.

       6.7. DISTRIBUTION AGENT'S REIMBURSEMENT AND INDEMNIFICATION.

       The Consolidated Entities shall, jointly and severally, reimburse and indemnify the Distribution Agent as more specifically provided in its Acknowledgement and Agreement hereto.

7.     RIGHTS AS LENDER.

       In the event the Distribution Agent, in its individual capacity, is a Lender, the Distribution Agent shall have the same rights and powers hereunder in such capacity as any Lender and may exercise the same as though it were not the Distribution Agent, and the term "Lender" or "Lenders" shall, at any time when the Distribution Agent is a Lender, unless the context otherwise indicates, include the Distribution Agent in its individual capacity. The Distribution Agent in its individual capacity may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Collateral Agency and Intercreditor Agreement, with any of the Consolidated Entities (including, without limitation, the Subsidiary Obligors) in which any of the Consolidated Entities is permitted to participate with any other Person. The Distribution Agent, in its individual capacity, is not obligated to be a Lender.

8.     ACKNOWLEDGEMENT OF EXISTING RIGHTS UNDER THE CREDIT DOCUMENTS.

       The Secured Parties hereto acknowledge and agree:

       (a) that Section 3.1.1 of the Bank Loan Agreement provides that

              (i) beginning on each Reduction Date (as defined in the Bank Loan Agreement) and on the additional dates set forth therein, the amount of the Total Facility (as defined in the Bank Loan Agreement), and the amount permitted to be borrowed thereunder, will be reduced by certain amounts as follows:

                   Reduction Date                     Required Reduction
                   --------------                     ------------------

                   June 30, 2001                          $1,135,800

                   September 30, 2001                     $1,135,800

                   December 31, 2001                      $1,703,700

                   March 31, 2002                         $1,703,700
                     and;

                     (ii) to the extent the aggregate amount outstanding under
              the Revolving Credit Loan (as defined in the Bank Loan Agreement) is in excess of the amount of the Total Facility on any Reduction Date (after giving effect to such reduction), the Borrower will make a principal payment to the Bank in the amount of such excess as provided in Section 3.1.1 of the Bank Loan Agreement;

              (b) that Section 7.13 of the Bank Loan Agreement provides that, for any Sale (as such term is defined in the Bank Loan Agreement) of assets which exceeds the amount of $1,000,000 per transaction or $2,000,000 in the aggregate per fiscal year and to which the Bank consents, within five (5) business days of any such Sale, the Borrower shall make a mandatory prepayment of principal from the net proceeds of such Sale (or the Fair Market Value (as such term is defined in the Bank Loan Agreement) of the property subject to such Sale) to the Secured Parties in the manner contemplated by Section 8(d) below and the Total Facility (as defined above) will be reduced by the amount of the payment made to the Bank;

              (c) that Section 6.1 of the Note Purchase Agreements provides that

                     (i) the Company will prepay, and there shall become due and payable on each of the dates set forth below an aggregate principal amount of Notes next to such date on such table. Such prepayment will be made together with interest on the principal amount so prepaid accrued to the date of prepayment:

                           Date                                 Amount
                           ----                                 ------

                           June 30, 2001                        $864,200

                           September 30, 2001                   $864,200

                           December 31, 2001                    $1,296,300

                           March 31, 2002                       $1,296,300

                           and;

                     (ii) to the extent at any time after the Restatement Date
              (as defined in the Note Purchase Agreements) there shall occur a Bank Reduction Date (as defined in the Note Purchase Agreement) (other than a Bank Reduction Date which shall have occurred by operation of Section 3.1.1 of the Bank Loan Agreement (as in effect on said Restatement Date)), the Company will prepay, and there shall be due and payable, on such Bank Reduction Date a principal amount of Notes equal to the Pro Rata Amount (as defined in the Note Purchase Agreements) in respect of such Bank Reduction Date;

              (d) that Section 8.20 of the Note Purchase Agreements provides that, except for sales of inventory in the ordinary course of business, neither the Company nor any Consolidated Subsidiary shall sell, lease or otherwise dispose of any assets which are not Material (as such term is defined in the Note Purchase Agreements) if the aggregate proceeds of, or Fair Market Value (as such term is defined in the Note Purchase Agreements) of the property subject to, such sale, lease or other disposition exceeds One Million Dollars ($1,000,000) or if the aggregate proceeds of all sales or other dispositions by the Company and its Subsidiaries after the Restatement Date (as such term is defined in the Note Purchase Agreements) plus the Fair Market Value of all the property of the Company and its Subsidiaries leased to other Persons after the Restatement Date exceeds Two Million Dollars ($2,000,000) in any calendar year, UNLESS the Required Holders (as such term is defined in the Note Purchase Agreements) shall have given their written consent to such transaction and contemporaneously with such transaction, the Company prepays, pursuant to the provisions of Section 6.2 of the Note Purchase Agreements, an aggregate principal amount of Notes equal to the product of (a) the Fair Market Value of the consideration received in such transaction TIMES (b) a fraction, the numerator of which is the then outstanding principal amount of the Notes and the denominator of which is the sum of the numerator PLUS the then outstanding loans and letters of credit (other than the Alternate Letter of Credit) under the Working Capital Facility Agreement (as such term is defined in the Note Purchase Agreements) (to the extent the proceeds of any such sale lease or other disposition permitted under Section 8.20 of the Note Purchase Agreements consisted of notes, chattel paper or other property, it is understood that such items will be and become subject to the liens and security interests of the Collateral Agent under the Security Documents); and

              (e) that neither the Bank nor the Noteholders, as applicable, will amend, waive or otherwise modify the provisions listed above applicable to them without the consent of all Secured Parties.

9.     GENERAL PROVISIONS.

       9.1. SECURED PARTY MEETINGS.

       Meetings of the Secured Parties may be called by any Secured Party at any time following an Acceleration Notice, Default Notice or during the continuance of an Event of Default. Secured Party Meetings shall be held at a mutually convenient time (not less than three (3) Business Days after notice is given unless the Secured Parties agree otherwise) and place, and any Secured Party may participate therein via telephone. Each Secured Party shall be entitled to have its counsel participate in any Secured Party Meeting. No Secured Party Meeting shall be held unless each Secured Party has been given notice thereof.

       9.2. VOTING.

       Except as otherwise specifically set forth herein, any action or omission to act shall require the vote of the Majority Secured Parties.

       9.3. NOTICES.

       All notices, consents, approvals and other communications required or permitted to be given hereunder (a) shall be given by facsimile, in each case confirmed by a writing sent via a reliable delivery service providing delivery not later than the next Business Day, or shall be given by reliable overnight delivery service for delivery not later than the next Business Day, in either event to the addresses or numbers set forth on SCHEDULE 1 hereto, or to such other address or number as any party has given the other parties 10 days' prior notice and (b) shall be deemed received and effective (i) when received, as evidenced by a writing constituting a receipt or other evidence of delivery;
(ii) when sent, in the case of facsimile communication verified by a confirmation that such communication was sent to the proper number; or (iii) when rejected by the addressee, as evidenced by a written notice from the Person delivering the same that such communication was rejected.

       9.4. AMENDMENTS, WAIVERS AND CONSENTS.

       No amendment, waiver or consent shall affect the rights or duties of the Collateral Agent under this Collateral Agency and Intercreditor Agreement unless in writing and signed by the Collateral Agent and the Secured Parties required for such amendment, waiver or consent pursuant to this Section 9.4. Amendment or waiver of, or consent to, Sections 3.7, 4.2, 4.9, 5, 8, 9.2, 9.4, 9.15 and amendment of the definitions of "Majority Secured Parties," or any definition or provision affecting the definitions of "Bank Obligations," "Noteholder Obligations" or "Obligations" set forth in Section 1 must be in writing and signed by all of the Secured Parties. Amendment to or waiver of, or consent to any action under, any other provision of this Collateral Agency and Intercreditor Agreement must be in writing and signed by the Majority Secured Parties and the Collateral Agent.

       9.5. SUCCESSORS AND ASSIGNS.

       This Collateral Agency and Intercreditor Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, assigns and participants, and upon the holders of any Notes or other Obligations under the Credit Documents, and all such Persons shall execute its agreement joining this Collateral Agency and Intercreditor Agreement if requested to do so by the Collateral Agent or any Secured Party. No Person shall be entitled to enjoy the benefits provided by this Collateral Agency and Intercreditor Agreement or the Security Documents until it shall have furnished a joinder agreement to the Collateral Agent and to the other Secured Parties, however, the failure of such Person to furnish such an agreement shall in no way diminish or affect such Person's duties and obligations under this Collateral Agency and Intercreditor Agreement. In the event that any of the Secured Parties shall transfer or assign its interest in the Note then held by it to any Person such Secured Party shall give written notice of the transfer or assignment to the Collateral Agent.

       9.6. INDEPENDENT ANALYSIS.

       Each Lender acknowledges that it has independently and without reliance on any Collateral Agent or other Lender made such Lender's own credit analysis and decision to enter into and make loans and extend credit under the Bank Loan Agreement and the Note Purchase Agreements based upon such information concerning the Consolidated Entities as it has deemed appropriate.

       9.7. CERTAIN ACTIONS AFTER DEFAULT AND IN REORGANIZATION.

       This Collateral Agency and Intercreditor Agreement shall continue in full force and effect after the filing of any petition by or against any Consolidated Entity under the Bankruptcy Code and all converted or succeeding cases in respect thereof.

       9.8. NO THIRD PARTY BENEFICIARIES.

       This Collateral Agency and Intercreditor Agreement and the terms and provisions hereof are solely for the benefit of the Bank and Noteholders and their respective successors and assigns (including, without limitation, future holders of the Bank Obligations and Noteholder Obligations), and none of such terms and provisions shall benefit in any way any Person not specifically a party to this Collateral Agency and Intercreditor Agreement, including, but not limited to, Borrower, or any of its Affiliates.

       9.9. RELATION OF PARTIES.

       This Collateral Agency and Intercreditor Agreement is entered into solely for the purposes set forth herein, and, except as is expressly provided otherwise herein, neither any Lender nor the Collateral Agent assumes any responsibility to any other Lender or the Collateral Agent to advise such other parties of information known to such party regarding the financial condition of any Consolidated Entity or regarding any Collateral or of any other circumstances bearing upon the risk of non-payment of the obligations of any Consolidated Entity to the Lenders. Each Lender shall be responsible for managing its relation with the Consolidated Entities and, except as explicitly provided herein, no Lender shall be deemed the agent of any other party for any purpose. This Agreement shall not be construed to be, or to create any partnership, joint venture or other joint enterprise between the Lenders or between or among the Lenders and Collateral Agent. Subject to the terms hereof, each of the Lenders may alter, amend, supplement, release, discharge or otherwise modify any terms of the documents evidencing and embodying their respective loans to and indebtedness of any Consolidated Entity without notice to or consent of the others.

       9.10. COPIES OF CREDIT DOCUMENTS.

       Upon request of any Lender, each other Lender agrees to provide each other with copies of the full-executed Credit Documents to which they are a party and any future amendments thereto. Each of the Lenders consents to the granting by each Consolidated Entity of the security interests and mortgage liens which are the subject to this Collateral Agency and Intercreditor Agreement. All rights of action and of asserting claims under this Collateral Agency and Intercreditor Agreement and the Credit Documents may be enforced by Collateral Agent without the possession of any original or executed instrument evidencing or governing any Obligation and without the production thereof at any trial or other proceeding relative to such claims, and any suit or proceeding instituted by Collateral Agent shall be, subject to the provisions of this Collateral Agency and Intercreditor Agreement, brought in its name as Collateral Agent and any recovery of judgment shall be held by it and distributed in accordance with the terms of this Collateral Agency and Intercreditor Agreement.

       9.11. RESTATEMENT OF SHARING AGREEMENT.

       This Collateral Agency and Intercreditor Agreement shall constitute an amendment and restatement of the Sharing Agreement which after execution and delivery hereof shall be no longer in effect.

       9.12. GOVERNING LAW.

       This Collateral Agency and Intercreditor Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of Ohio.

       9.13. COUNTERPARTS.

       This Collateral Agency and Intercreditor Agreement may be executed and delivered in as many separate counterparts as shall be convenient, each of which when executed and delivered by the parties shall be regarded as an original.

       9.14. HEADINGS.

       The headings of the sections and paragraphs of this Collateral Agency and Intercreditor Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

       9.15. TERMINATION.

       Except as set forth in this Section 9.15, this Collateral Agency and Intercreditor Agreement may be terminated or cancelled only by prior written consent of all of the Secured Parties; PROVIDED, however, that the provisions of Sections 2.4 and 2.7 shall survive the termination of this Collateral Agency and Intercreditor Agreement.

         [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the parties have executed this Collateral Agency and Intercreditor Agreement as of the date set forth above.


                                       THE BANK:

                                       KEY BANK NATIONAL ASSOCIATION,
                                       in its capacity as the "Bank"


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------


                                       THE NOTEHOLDERS:

                                       CONNECTICUT GENERAL LIFE INSURANCE
                                         COMPANY, on behalf of one or more
                                         separate accounts

                                       By: CIGNA Investments, Inc., its
                                           authorized agent

                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------


                                       LIFE INSURANCE COMPANY OF NORTH AMERICA

                                       By: CIGNA Investments, Inc., its
                                           authorized agent

                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------

                                       MASSACHUSETTS MUTUAL LIFE INSURANCE
                                         COMPANY

                                       By: David L. Babson & Company Inc.
                                           Its Investment Adviser

                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------


                                       The Travelers Insurance Company


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------


                                       THE GUARDIAN LIFE INSURANCE COMPANY
                                         OF AMERICA


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------


                                       LINCOLN LIFE AND ANNUITY COMPANY OF
                                         NEW YORK

                                       By:

                                          --------------------------------------

                                       Its:
                                           -------------------------------------


                                       COLLATERAL AGENT:

                                       KEY BANK NATIONAL ASSOCIATION,
                                       in its capacity as Collateral Agent

                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------



                         ACKNOWLEDGMENT OF AND AGREEMENT
                TO COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT


       The undersigned, the Company, the Co-Borrowers and the Consolidated Subsidiaries described in the Collateral Agency and Intercreditor Agreement set forth above, acknowledge and, to the extent required, consent to the terms and conditions of such Collateral Agency and Intercreditor Agreement. As used in this Acknowledgement and Agreement the term "Collateral Agent" refers to the Collateral Agent in its capacity as both collateral agent and Distribution Agent. Further, the Borrower and each of the undersigned who is party to a Security Document from time to time jointly and severally agree:

       (a) to reimburse the Collateral Agent, on demand, for any out-of-pocket expenses incurred by the Collateral Agent (including without limitation all reasonable attorneys, fees and compensation of agents) that arise out of or are in any way connected with (i) the preparation, negotiation, execution or delivery of the Collateral Agency and Intercreditor Agreement, any Security Document or any agreement, instrument or document executed in connection herewith or therewith or (ii) the performance by the Collateral Agent of its obligations hereunder and thereunder;

       (b) to pay to the Collateral Agent any and all compensation as contemplated by Section 2.10 of the Collateral Agency and Intercreditor Agreement; and

       (c) to indemnify and hold harmless the Collateral Agent, the Secured Parties and their respective directors, officers, employees and agents, on demand, from and against any and all claims, damages, losses, liabilities, costs and expenses (including with limitation reasonable attorneys, fees and court costs) that any such Person may incur by reason or in connection with (i) the Collateral Agency and Intercreditor Agreement or any Security Document, (ii) any Collateral, (iii) any Preservation Action, Enforcement Action, emergency action pursuant to Section 3.4 of the Collateral Agency and Intercreditor Agreement or any other action taken by (or inaction of) the Collateral Agent hereunder or under any Security Document or (iv) the involvement by any such Person in any suit, investigation, proceeding in equity or action as a consequence, direct or indirect or such Person being a party to, or taking or failing to take any action required or permitted by, the Collateral Agency and Intercreditor Agreement or any Security Documents; provided, that the undersigned shall not be required to indemnify any such Person for any such claims, damages, losses', liabilities, costs or expenses to the extent, but only to the extent that any of the same are caused by such Person's gross negligence or willful misconduct. If any suit, investigation, proceeding, inquiry or action (each a "PROCEEDING") is initiated against any Person entitled to indemnification hereunder (an "INDEMNITEE"), and such Indemnitee intends to seek indemnification hereunder on account of its involvement in such Proceeding, then such Indemnitee shall notify the Company of such Proceeding and the Consolidated Entities shall have the right to defend against such Proceeding on behalf of such Indemnitee, so long as the Consolidated Entities employ counsel reasonably satisfactory to such Indemnitee and diligently pursue such defense, and so long as such Indemnitee has not been advised by counsel that such Indemnitee may have defenses available to it that are different from or in addition to those available to the Consolidated Entities; provided, that the failure by such Indemnitee to so notify the Company shall not relieve the Consolidated Entities from their obligation to indemnify such Indemnitee hereunder unless the failure to receive such notice materially and adversely affects the ability of the Company and the Indemnitee to assert each of its rights and defenses in such Proceeding. If the Consolidated Entities do so elect to defend against any such Proceeding, (A) they shall not enter into any agreement to settle such Proceeding without the prior consent of the Indemnitee, which consent shall not be unreasonably withheld so long as such agreement provides a full and complete release of any and all liability from the claims of the Indemnitee which were the subject of such Proceeding, (B) the Indemnitee may participate in such defense and (C) the Consolidated Entities and the Indemnitee will cooperate with each other in the conduct of such defense.

       Each of the undersigned shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the Collateral Agent, and shall take such other action, in each case as the Collateral Agent may reasonably request, to effectuate and carry out the provisions of the Collateral Agency and Intercreditor Agreement, including without limitation recording or filing in such places as the Collateral Agent may deem desirable such other documents or instruments as the Collateral Agent may specify.

       This Acknowledgment of and Agreement to Collateral Agency and Intercreditor Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Acknowledgment of and Agreement to Collateral Agency and Intercreditor Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

       IN WITNESS WHEREOF, the parties below have caused this Acknowledgment and Agreement to Collateral Agency and Intercreditor Agreement to be executed by their respective duly authorized officers as of __, 2001.


                                       THE KROLL-O'GARA COMPANY

                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------


                                       O'GARA-HESS & EISENHARDT ARMORING COMPANY


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------


                                       KROLL HOLDINGS, INC.


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------


                                       KROLL ASSOCIATES, INC.


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------

                                     ANNEX 1

                              NOTEHOLDER GUARANTORS
                              ---------------------


Corplex, Inc.

Inphoto Surveillance, Inc.

International Training, Incorporated

ITI Limited Partnership

Kroll Associates, Inc.

Kroll Associates International Holdings, Inc.

Kroll Background America, Inc.

Kroll Buchler Phillips, Ltd.

Kroll Environmental Enterprises, Inc.

Kroll Holdings, Inc.

Kroll Information Services, Inc.

Kroll Laboratory Specialists, Inc.

Kroll Lindquist Avey, Inc.

Kroll Schiff & Associates, Inc.

Kroll-O'Gara Crisis Management Group, Inc.

O'Gara-Hess & Eisenhardt Armoring Company

O'Gara Satellite Networks, Inc.

O'Gara Security International, Inc.

                                     ANNEX 2

                                 BANK GUARANTORS
                                 ---------------


Corplex, Inc.

Inphoto Surveillance, Inc.

International Training, Incorporated

ITI Limited Partnership

Kroll Associates International Holdings, Inc.

Kroll Background America, Inc.

Kroll Buchler Phillips, Ltd.

Kroll Environmental Enterprises, Inc.

Kroll Information Services, Inc.

Kroll Laboratory Specialists, Inc.

Kroll Lindquist Avey, Inc.

Kroll Schiff & Associates, Inc.

Kroll-O'Gara Crisis Management Group, Inc.

O'Gara Satellite Networks, Inc.

O'Gara Security International, Inc.